Exhibit 99.1

REVOCABLE PROXY

PENNS WOODS BANCORP, INC.

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

2004 ANNUAL MEETING PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Penns Woods Bancorp, Inc. (the “Corporation”) hereby constitutes and appoints Hubert A. Valencik and Sonya E. Scott and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the corporation, standing in my (our) names on its books on March 5, 2004, at the Annual Meeting of Shareholders of the Corporation to be held at the Williamsport Branch Office, Jersey Shore State Bank, 300 Market Street, Williamsport, Pennsylvania 17703-0967 on April 28, 2004 at 1:00 P.M., and any adjournment or postponement thereof as follows.

	For	With- hold	Except
1. ELECTION OF DIRECTORS TO SERVE FOR A THREE YEAR TERM	☐	☐	☐

Michael J. Casale, Jr., R. Edward Nestlerode, Jr., William H. Rockey, Ronald A. Walko

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Except” and write that nominee’s name in the space provided below.

	For	Against	Abstain
2. PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS	☐	☐	☐

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. LUNCH WILL NOT BE SERVED.			☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

This proxy will be voted in the discretion of the proxy holders on such other business as may properly come before the meeting or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

PENNS WOODS BANCORP, INC.

Please sign this Proxy exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, trustee or guardian, or other fiduciary capacity please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.